UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       October 5, 2012

Hull Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada                          033-30158-A         05-0547629
(State or other jurisdication   (Commission	    (IRS Employer
	of incorporation)	  File Number)	      Identification No.)

1111 Alderman Drive, Suite 210, Alpharetta, GA 30005
(Address of principal executive offices)

Registrants telephone number, including area code    (770) 521-0797

18851 N.E. 29th Avenue, Suite 700, Aventura, FL 33301
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, 14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240, 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240,13e-4(c))


Section 1 Registrants Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2012, Anvil Financial Management, LLC (Anvil) entered into a
Share Purchase Agreement (the Agreement) with Anthony Maye (Maye), the legal and beneficial owner of shares of Hull Energy, Inc., a Nevada corporation
(Hull), wherein Maye agreed to sell, assign and transfer to Anvil free and clear of all liens, restrictions, claims, security interests and encumbrances of any kind or nature the ownership of the control shares of the public company Hull. In addition, Maye agreed to resign as an officer of Hull upon closing of this Agreement. The parties closed the transaction on August 20, 2012.

Pursuant to the Agreement, Hull issued 6,000,000 shares of restricted common stock to the Managing Member of Anvil, Jeffrey M. Canouse (Canouse). Maye resigned as Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer of Hull and all of its wholly owned subsidiaries. Simultaneously to Mayes resignation Hull appointed Canouse as Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer of Hull and
all of its wholly owned subsidiaries.   Mr. Canouse acquired the Series A and
Series D super voting Preferred shares of Hull.

Section 3 Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.

On August 8, 2012, Anvil entered into a Share Purchase Agreement with the legal and beneficial owner of shares of Hull, wherein Maye agreed to sell, assign and transfer to Anvil free and clear of all liens, restrictions, claims, security interests and encumbrances of any kind or nature the ownership of the control
shares of the public company Hull.   The parties closed the transaction on
August 20, 2012.

Pursuant to the Agreement, Hull issued 6,000,000 shares of restricted common stock to Canouse. The parties relied upon the private transaction exemption set forth in Section 4(2) of the Securities Act of 1933 in connection with the issuance of shares of Hull restricted common stock. Each of the Anvil shareholders is a sophisticated investor as such term is construed under state and federal securities laws. The Hull shares were acquired by Anvil in this private transaction with investment intent and without any intent to engage in any unregistered distribution of such securities.

Section 5 Corporate Governance and Management
Item 5.01 Change in Control of Registrant.

On August 8, 2012, Anvil entered into a Share Purchase Agreement with the legal and beneficial owner of shares of Hull, wherein Maye agreed to sell, assign and transfer to Anvil free and clear of all liens, restrictions, claims, security interests and encumbrances of any kind or nature the ownership of the control
shares of the public company Hull.   In addition, Maye agreed to resign as an
officer of Hull upon closing of this Agreement. The parties closed the transaction on August 20, 2012.

Pursuant to the Agreement and by resolution of the Board of Directors of Hull, Hull issued 6,000,000 shares of restricted common stock to Jeffrey M. Canouse, Managing Member of Anvil Financial Management, LLC in consideration of twenty-five thousand dollars ($25,000.00). As a result, Mr. Canouse acquired the Series A and Series D super voting Preferred shares of Hull.

The issuance of the shares as set forth above, has resulted in a change of control of Hull.

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following is EFFECTIVE AUGUST 20, 2012 for HULL ENGERY, INC.:

1. On August 20, 2012, Anthony Maye tendered his resignation as the Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer of Hull and all of its wholly owned subsidiaries. Mayes resignation was pursuant to the Share Purchase Agreement dated August 8, 2012 and was not a circumstance of disagreement regarding Hulls operations, policies or practices.

2. On August 20, 2012, Hull appointed Jeffrey M. Canouse as Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer of Hull and all of its wholly owned subsidiaries by majority vote of the Board of Directors of Hull. Mr. Canouse acquired the Series A and Series D super voting Preferred
shares of Hull.     Canouse intends to update the shareholders in the coming
weeks as to the direction of the company.

Item 9.01 Financial Statements and Exhibits.

   EXHIBIT 1

Share Purchase Agreement
Dated: August 8, 2012

   EXHIBIT 2

Minutes of the Board of Directors of Hull Energy, Inc.
Dated: August 20, 2012


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						Hull Energy, Inc.
						(Registrant)

Date October 5, 2012
						/s/Jeffrey M. Canouse
						(Signature)*
						Jeffrey M. Canouse
						President & CEO

*Print name and title of the signing officer under his signature.


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